UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 28, 2005

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On or about February 28, 2005, a Civil Complaint was filed by the Securities and Exchange Commission against us, David G. Williams, our Chief Executive Officer and a Director, and John D. Rottweiler, our Chief Financial Officer, Secretary, and a Director, in The United States District Court for the Southern District of Texas, Houston Division, as Civil Action No. H-05-0665. The lawsuit alleges that we, along with Mr. Williams and Mr. Rottweiler, violated various securities laws in the way we reported our assets, sales, and revenues related to our business dealings with Humatech, Ltd., a United Kingdom company, and in the way we corrected these alleged violations. The Civil Complaint seeks to enjoin us, Mr. Williams, and Mr. Rottweiler from violating any of the provisions of law listed in the Civil Complaint, as well as seeks to have Mr. Williams and Mr. Rottweiler disgorge any ill-gotten gains, pay civil penalties, and bar them from serving as an officer or director of a publicly traded company. An Answer to the Complaint is not yet due and we have not yet filed one. We intend to vigorously defend ourselves and our officers in this matter.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2005	Humatech, Inc.
a Illinois corporation

/s/ David G. Williams
By: David G. Williams
Its: Chief Executive Officer